EXHIBIT 99.1

________________, 200_

Employee:

Dear Employee:

LoJack Corporation, a Massachusetts corporation (the “Company”), considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may arise and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the Board of Directors of the Company (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in circumstances arising from the possibility of a change in control of the Company. In particular, the Board believes it important, should the Company or its shareholders receive a proposal for transfer of control of the Company, that you be able to assess and advise the Board whether such proposal would be in the best interests of the Company and its shareholders and to take such other action regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties of your own situation.

In order to induce you to remain in the employ of the Company, this letter agreement, which has been approved by the Board, sets forth the severance benefits which the Company agrees will be provided to you in the event your employment with the Company is terminated in connection with a “change in control” of the Company under the circumstances described below. This letter agreement replaces and terminates any prior agreement or understanding between you and the Company with respect to a change of control.

I.             Agreement to Provide Services; Right to Terminate.

A.           Except as otherwise provided in paragraph (ii) of this Section, the Company or you may terminate your employment at any time, subject to the Company’s providing the benefits hereinafter specified in accordance with the terms hereof.

B.           In the event a tender offer or exchange offer is made by a Person (as hereinafter defined) for more than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (“Outstanding Company Voting Securities”), including shares of common stock ($.01 par value) of the Company (the “Stock”), you agree that you will not leave the employ of the Company (other than as a result of Disability or upon Retirement, as such terms are hereinafter defined) and will render the services contemplated in the recitals to this Agreement until such tender offer or exchange offer has been abandoned or terminated or a Change in Control of the Company, as defined in Section 3 hereof, has occurred. For purposes of this Agreement, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person,” as such term is defined in Section 3(a)(9) and as used in Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company, a wholly-owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company or a subsidiary of the Company.

II.           Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect for a period of two years; provided, however, (i) that this Agreement automatically shall renew for successive one year terms unless the Company shall have given written notice of non-renewal to you not less than six months prior to expiration of the then current term, and (ii) that this Agreement shall continue in effect for a period of twelve (12) months after a Change in Control of the Company, as defined in Section 3 hereof, if such Change in Control shall have occurred during the term of this Agreement. Notwithstanding anything in this Section 2 to the contrary, this Agreement shall terminate if you terminate your employment prior to a Change in Control of the Company as provided in Section 1 above. A termination of your employment by the Company other than for “Cause” as defined below during the ninety (90) day period immediately preceding the consummation of a Change in Control shall be treated as a termination of your employment by the Company other than for Cause following a Change in Control.

III.          Change in Control. For the purposes of this Agreement a “Change in Control” shall mean:

A.           The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding shares of the Stock or (2) the combined voting power of the Outstanding Company Voting Securities; provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company or by any corporation controlled by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a consolidation or merger, if, following such consolidation or merger, the conditions described in clauses (1), (2) and (3) of paragraph (iii) of this Section 3 are satisfied; or

B.           Individuals who, as of the date hereof or of the most recent renewal hereof, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i) or (iii) of this Section 3) subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote or resolution of at least a majority of the directors then composing the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-1l of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

C.           The consummation of the transactions contemplated by a resolution of the Board approving an agreement of consolidation of the Company with or merger of the Company into another corporation or business entity in each case, unless, following such consolidation, or merger, (1) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger and/or the combined voting power of the then outstanding voting securities of such corporation or business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Stock and Outstanding Company Voting Securities immediately prior to such consolidation or merger in substantially the same proportions as their ownership, immediately prior to such consolidation or merger, of the Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation or other business entity resulting from such consolidation or merger and any Person beneficially owning, immediately prior to such consolidation or merger, directly or indirectly, 50% or more of the Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger and/or the combined voting power of the then outstanding voting securities of such corporation or business entity entitled to vote generally in the election of its directors (or other persons having the general power to direct the affairs of such entity) and (3) at least a majority of the members of the board of directors (or other group of persons having the general power to direct the affairs of the corporation or other business entity) resulting from such consolidation or merger were members of the Incumbent Board at the time of the execution of the initial agreement providing for such consolidation or merger; provided, that any right to receive compensation pursuant to Section 5 below which shall vest by reason of the action of the

Board pursuant to this paragraph (iii) shall be divested upon (A) the rejection of such agreement of consolidation or merger by the stockholders of the Company or (B) its abandonment by either party thereto in accordance with its terms; or

D.           The consummation of the transactions contemplated by the adoption by the requisite majority of the whole Board, or by the holders of such majority of stock of the Company as is required by law or by the Certificate of incorporation or By-Laws of the Company as then in effect, of a resolution or consent authorizing (1) the dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other business entity with respect to which, following the such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the outstanding voting securities of such corporation or other entity to vote generally in the election of its directors (or other persons have the general power to direct its affairs) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the: beneficial owners, respectively, of the Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Stock and/or Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation or other business entity and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the Stock and/or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the then outstanding voting securities of such corporation or other business entity entitled to vote generally in the election of directors (or other persons having the general power to direct its affairs), and (C) at least a majority of the members of the board of directors or group of persons having the general power to direct the affairs of such corporation or other entity were members of the Incumbent Board at the time of the execution of the initial agreement of action of the Board providing for such sale or other disposition of assets of the Company; provided, that any right to receive compensation pursuant to Section 5 below which shall vest by reason of the action of the Board or the stockholders pursuant to this subsection shall be divested upon the abandonment by the Company of such dissolution, or such sale of or other disposition of assets, as the case may be.

Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in you, or a group of Persons which includes you acquiring, directly or indirectly, 50% or more of the combined voting power of the Company’s Outstanding Voting Securities.

IV.         Termination Following a Change in Control. If any of the events described in Section 3 hereof constituting a Change in Control of the Company shall have occurred, you shall be entitled to the benefits provided in Section 5 hereof upon the termination of your employment with the Company within twelve (12) months after such events, unless such termination is (a)

because of your death, (b) by the Company for Cause, Disability or Retirement or (c) by you other than for Good Reason (as all such capitalized terms are hereinafter defined).

A.           Disability. Termination by the company of your employment based on “Disability” shall mean termination because of your absence from your duties with the Company on a full time basis for one hundred twenty (120) consecutive days as a result of your incapacity due to physical or mental illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given to you following such absence you shall have returned to the full time performance of your duties.

B.           Retirement. Termination by you or by the Company of your employment based on “Retirement” shall mean termination on or after your normal retirement date as defined in the Company’s Retirement Plan (or any successor or substitute plan or plans of the Company put into effect prior to a Change in Control) (the “Pension Plan”), or if there is no such Pension Plan termination on or after attaining age 65.

C.           Cause. Termination by the Company of your employment for “Cause” shall mean termination due to (i) your continued failure, either due to willful action or as a result of gross neglect, to substantially perform your duties and responsibilities to the Company under this Agreement (other than any such failure resulting from your incapacity due to physical or mental illness) that, if capable of being cured, has not been cured within ten (10) days after written notice is delivered to you by the Board, which notice specifies in reasonable detail the manner in which the Company believes you have not substantially performed your duties and responsibilities; (ii) your engagement in conduct which is demonstrably and materially injurious to the Company, or that materially harms the reputation or financial position of the Company, unless the conduct in question was undertaken in good faith on an informed basis with due care and with a rational business purpose and based upon the belief that such conduct was in the best interests of the Company; (iii) your indictment or conviction of, or plea of guilty or nolo contendere to, a felony or any other crime involving dishonesty, fraud or moral turpitude; (iv) your being found liable in any SEC or other civil or criminal securities law action, or the entry of any cease and desist order with respect to such action (regardless of whether or not you admit or deny liability); (v) your breach of your fiduciary duties to the Company which may reasonably be expected to have a material adverse effect on the Company; (vi) your obstructing or impeding, or failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity; (vii) your violation of any nondisclosure, nonsoliciation, non-hire, or noncompete agreement or policy that is applicable to you which violation may reasonably be expected to have a material adverse effect on the Company or its reputation; (viii) your violation of any policy of the Company that is generally applicable to all employees or officers of the Company including, but not limited to, policies concerning insider trading, workplace violence, discrimination, or sexual harassment, or the Company’s code of conduct, that you know or reasonably should know could reasonably be expected to result in a material adverse effect on the Company or its reputation; or (ix) your willful action or gross negligence that results in any restatement of earnings of the Company. For purposes of this paragraph (iii), no act, or failure to act, on your part shall be considered “willful” unless done, or omitted to be done, by you without reasonable belief that your action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. It is also expressly understood that your attention to matters not directly related to the business of the Company shall not provide a basis for termination for Cause so long as the Board has approved your engagement in such activities. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of the conduct set forth above in this paragraph (iii) and stating the basis for that belief.

D.           Good Reason. Termination by you of your employment for “Good Reason” shall mean termination based on:

a.            a material and adverse change in your status or position(s) as an officer or management employee of the Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in your status or position as an employee of the Company as a result of a material diminution in your duties or responsibilities or the assignment to you of any duties or responsibilities which are materially inconsistent with such status or position(s) (other than any isolated and inadvertent failure by the Company that is cured promptly upon your giving notice), or any removal of you from or any failure to reappoint or reelect you to such position(s) (except in connection with the termination of your employment for Cause, Disability or Retirement or as a result of your death or by you other than for Good Reason);

b.            a reduction by the Company in your base salary as in effect immediately prior to the Change in Control (other than a 10% or less reduction in base salary imposed upon all senior executives of the Company);

c.            the failure by the Company to continue in effect any Plan (as hereinafter defined, excluding any equity compensation plan) in which you are participating at the time of the Change in Control of the Company (or Plans providing you with at least substantially similar benefits in the aggregate) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Company which would adversely affect your continued participation in any of such Plans on at least as favorable a basis to you as is the case on the date of the Change in Control or which would materially reduce your benefits in the future under any of such Plans or deprive you of any material benefit of such Plans enjoyed by you at the time of the Change in Control;

d.            the Company’s requiring you to be based at an office that is both more than 50 miles from where your office is located immediately prior to the Change in Control and further from your then current residence except for required travel on the Company’s business to an extent substantially consistent with the business travel obligations which you undertook on behalf of the Company prior to the Change in Control;

e.            the failure by the Company to obtain from any Successor (as hereinafter defined) the assent to this Agreement contemplated by Section 6 hereof; or

f.             any purported termination by the Company of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (v) below (and, if applicable, paragraph (iii) above); and for purposes of this Agreement, no such purported termination shall be effective.

For purposes of this paragraph (iv), except as otherwise expressly provided, “Plan” shall mean any compensation plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees. For purposes of this paragraph (iv), you shall be deemed to have Good Reason to terminate your employment with the Company after a Change in Control of the Company if either (1) you are no longer the President or Chief Operating Officer of the Company or the surviving corporation, as the case may be, or (2) such entity’s equity securities are not publicly-traded on an established securities market such as the New York Stock Exchange or NASDAQ. In addition, a termination by you of your employment for any reason during the twelfth (12th) month following any Change in Control of the Company shall be deemed to be a termination for Good Reason for purposes of this Agreement.

E.            Notice of Termination. Any purported termination by the Company or by you following a Change in Control shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

F.            Date of Termination. “Date of Termination” following a Change in Control shall mean (a) if your employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty (30) day period), (b) if your employment is to be terminated by the Company for Cause or by you pursuant to Sections 4 (iv) (F) and 6 hereof or for any other Good Reason, the date specified in the Notice of Termination, or (c) if your employment is to be terminated by the Company for any reason other than Cause, the date specified in the Notice of Termination, which in no event shall be a date earlier than ninety (90) days after the date on which a Notice of Termination is given, unless an earlier date has been expressly agreed to by you in writing either in advance of, or after, receiving such Notice of Termination. In the case of termination by the Company of your employment for Cause, if you have not previously expressly agreed in writing to the termination, then within thirty (30) days after receipt by you of the Notice of Termination with respect thereto, you may notify the Company that a dispute exists concerning the termination, in which event the Date of Termination shall be the date set either by mutual written agreement of the parties or by, the arbitrators in a proceeding as provided in Section 13 hereof. During the pendency of any such dispute, the Company will continue to pay you your full compensation in effect just prior to the time the Notice of Termination is given (or, if higher, as in effect immediately prior to the Change in Control) and until the dispute is resolved in accordance with Section 13.

V.	Compensation Upon Termination or During Disability; Other Agreements.

A.           During any period following a Change in Control of the Company that you fail to perform your duties as a result of incapacity due to physical or mental illness, you shall continue to receive your salary at the rate then in effect and any benefits or awards under any Plans shall continue to accrue during such period, to the extent not inconsistent with such Plans, until your employment is terminated pursuant to and in accordance with paragraphs 4(i) and 4 (vi) hereof. Thereafter, your benefits shall be determined in accordance with the Plans then in effect.

B.           If your employment shall be terminated for Cause following a Change in Control of the Company, the Company shall pay you your salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards (including both the cash and stock components) which pursuant to the terms of any Plans have been earned or become payable, but which have not yet been paid to you.

C.           Subject to Section 8 hereof, if, within twelve (12) months after a Change in Control of the Company, as defined in Section 3 above, shall have occurred, your employment by the Company shall be terminated (a) by the Company other than for Cause, Disability or Retirement or (b) by you for Good Reason, then the Company shall pay to you, the following:

a.              No later than the fifth day following the Date of Termination, (x) your salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given (or, if higher, as in effect immediately prior to the Change in Control), and (y) any benefits or awards (including both the cash and stock components) which pursuant to the terms of any Plans have been earned or become payable, but which have not yet been paid to you; and

b.            You shall receive an amount equal to three (3) times your calendar year earnings from the Company, consisting for the purposes of this Agreement of current base salary plus the highest of the current year’s target bonus or the actual bonus paid for the last two calendar years. Fifty percent (50%) of such payment shall be made in a lump sum as soon as practicable after the Date of Termination. One-thirty-sixth (1/36) the remaining fifty percent (50%) of such payment shall be paid monthly on a regularly-scheduled pay date for senior executives of the Company with a final lump sum payment of the unpaid balance to be paid no later than March 15 of the calendar year following the calendar year in which occurs the Date of Termination. For purposes of computing payment under this Agreement, compensation for any partial calendar year, including the year during which a change of control occurs, shall be annualized, and any bonus shall be considered compensation for the year to which it is attributable, if different from the year in which it is paid.

D.           If, within twelve (12) months after a Change in Control of the Company, as defined in Section 3 above, shall have occurred, your employment by the Company shall be terminated (a) by the Company other than for Cause, Disability or Retirement or (b) by you for Good Reason, then the Company shall maintain in full force and effect, for the continued benefit of you and your dependents for a period terminating on the earliest of (1) thirty-six (36) months after the Date of Termination, (2) the commencement date of equivalent benefits from a new employer or (3) your normal retirement date under the terms of the Pension Plan (the “Benefit Termination Date”), all insured and self-insured employee medical, dental, and prescription drug plans in which you were entitled to participate immediately prior to the Date of Termination, provided that your continued participation is possible under the general terms and provisions of such plans (and any applicable funding media) and you continue to pay an amount equal to your regular contribution under such plans for such participation. In the event that your participation in any such plan is barred, the Company shall pay you in cash an amount equal to your continuation coverage cost under COBRA. You shall not be required to pay any premiums or other charges in an amount greater than that which you would have paid in order to participate in such plans on the same terms as other senior executives of the Company. On the Benefit Termination Date, you shall be entitled to exercise your rights under COBRA to purchase continuation coverage under the plans.

E.           Except as specifically provided in paragraph (iv) above, the amount of any payment provided for in this Section 5 shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by you as the result of employment by another employer after the Date of Termination.

VI.           Successors; Binding Agreement.

A.           The Company will seek, by written request at least five business days prior to the time a Person becomes a Successor (as hereinafter defined), to have such Person assent to the fulfillment of the Company’s obligations under this Agreement. Failure of such Person to furnish such assent by the later of (A) three business days prior to the time such Person becomes a Successor or (B) two business days after such Person receives a written request to so assent shall constitute Good Reason for termination by you of your employment if a Change in Control of the Company occurs or has occurred. For purposes of this Agreement, “successor” shall mean any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company’s business directly, by merger or consolidation, or indirectly, by purchase of the Company’s voting securities or otherwise.

B.           This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

C.           For purposes of this Agreement, the “Company” shall include any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist.

VII.	Fees and Expenses; Mitigation; Other Limitations on Your Rights.

A.           The Company shall reimburse you for all reasonable legal fees and related expenses incurred by you in connection with the Agreement following a Change in Control of the Company (not to exceed $100,000 in the aggregate), including, without limitation, (a) all such fees and expenses, if any, incurred in contesting or disputing any termination of your employment, or (b) your seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not your claim is upheld by a court of competent jurisdiction; provided, however, you shall be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by you was frivolous or advanced by you in bad faith. Any such amount shall be paid no later than 2½ months following the close of the year in which such amounts are incurred.

B.           You shall not be required to mitigate the amount the Company becomes obligated to make to you in connection with this Agreement by seeking other employment.

(i)           Notwithstanding anything to the contrary contained in this Agreement, the Company may reduce, set-off, suspend, or eliminate any payments owed or benefits required to be provided to you or your beneficiaries under this Agreement if you violate the terms or conditions of any noncompetition, non-solicitation, non-hire, or confidentiality agreement in effect between you and the Company, or if you breach any of your duties or obligations arising under this Agreement.

(ii)          You will not be paid any amounts or be provided with any benefits under this Agreement unless and until you execute a full release of claims against the Company in respect of your employment by the Company and your termination of employment in a form reasonably satisfactory to the Company, and any waiting periods imposed by this Agreement or applicable law (including laws prohibiting age discrimination) have expired.

(iii)        Any payments to be made or benefits to be provided to you under this Agreement following your termination of employment shall be in full and complete satisfaction of your rights under this Agreement and any other claims you may have in respect of your employment by the Company and your termination of employment. You acknowledge that such payments and benefits are fair and reasonable, and shall be your sole and exclusive remedy, in lieu of all other remedies at law or in equity, with respect to your termination of employment.

VIII.         Taxes.

A.           All payments to be made to you under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

(iv)         Subject to paragraph (vi) of this Section 8, in the event it shall be determined that any payment or distribution by the Company to you or for your benefit (whether paid or payable, distributed or distributable, including, without limitation, the acceleration of vesting of any equity compensation or other benefit or award, but determined without regard to any additional payments required under this paragraph (ii)) (each, a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (“Code”), or any interest or penalties are incurred by you with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then you shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount sufficient to pay the Excise Tax on the Payments plus any federal, state, or local income taxes, employment taxes, and any Excise Tax imposed upon the Gross-Up Payment.

(v)          Subject to the provisions of paragraph (iv) of this Section 8, all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by a certified public accounting firm selected by the Company and reasonably acceptable to you (the “Accounting Firm”), which shall be retained to provide detailed supporting calculations both to the Company and you. If the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control, the Company shall have the right to appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be paid solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to you within five (5) days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and you. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which should have been made will not have been made by the Company (“Underpayment”), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant to paragraph (iv) of this Section 8 and you thereafter are required to pay an Excise Tax in an amount that exceeds the Gross-Up Payment received by you the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for your benefit.

(vi)         You shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would result in an Underpayment. Such notification shall be given as soon as practicable but no later than ten (10) business days after you are informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid or appealed. You shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies you in writing prior to the expiration of such period that it desires to contest such claim, you shall:

(A) give the Company any information reasonably requested by the Company relating to such claim,

(B) take such action in connection with contesting such claims as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(C) cooperate with the Company in good faith in order to effectively contest such claim, and

(D) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold you harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (iv), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct you to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs you to pay such claim and sue for a refund, the Company shall advance the amount of such payment to you, and shall indemnify and hold you harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to the amount of the Gross-Up Payment, and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(vii)       If, after the receipt by you of an amount advanced by the Company pursuant to this Section 8, you become entitled to receive any refund with respect to such claim, you shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

(viii)      Notwithstanding paragraph (ii) above, the Company shall have no obligation to make any Gross-Up Payment unless the sum of the Payments exceeds the product of the 2.99 and your “base amount” (within the meaning of Section 280G(b)(3) of the Code) by more than $50,000.

IX.         Survival. The respective obligations of, and benefits afforded to, the Company and you as provided in Sections 5, 6 (ii), 7, 8, 13 and 14 of this Agreement shall survive termination of this Agreement.

X.           Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid and addressed, in the case of the Company, to the address set forth on the first page of this Agreement or, in the case of the undersigned employee, to the address set forth below his signature, provided that all notices to the Company shall be directed to the attention, both of the Vice-President, Human Resources of the Company, and the General Counsel of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

XI.         Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by you and an officer or other person authorized by the Board to act on its behalf in this matter. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

XII.        Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

XIII.      Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. Except as provided in Section 7, each party shall bear its own costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 13.

XIV.      Employee’s Commitment. You agree that subsequent to your period of employment with the Company, you will not at any time communicate or disclose to any unauthorized person, without the written consent of the Company, any proprietary processes of the Company or any subsidiary or other confidential information concerning their business, affairs, products, suppliers or customers which, if disclosed, would have a material adverse effect upon the business or operations of the Company and its subsidiaries, taken as a whole; it being understood, however, that the obligations of this Section 14 shall not apply to the extent that the aforesaid matters (a) are disclosed in circumstances where you are legally required to do so or (b) become generally known to and available for use by the public otherwise than by your wrongful act or omission.

2.            Section 409A of the Code. In the event an amount hereunder is treated as paid pursuant to a nonqualified deferred compensation plan, as that term is defined in Section 409A of the Code and applicable guidance issued thereunder, and you are treated as a “specified employee,” for purposes of Section 409A of the Code, any payment(s) that would otherwise be made within the first six months following your separation from service shall not be made during such six month period and shall instead be delayed and paid on the sixth month anniversary of your separation from service. This Agreement shall be administered and construed to avoid any adverse tax consequences under Section 409A of the Code; provided, however, that the Company shall not be obligated to incur any additional costs or expenses to avoid any such adverse consequences. The Board may suspend the application of any provision of the Agreement that could, in the sole determination of the Board, result in an adverse tax consequence to you under Section 409A of the Code.

XV.        Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Remainder of page intentionally left blank.]

If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,
LOJACK CORPORATION

By: ________________________

Agreed to this __ day of ___________, 200_

________________________

Employee